EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ORBCOMM Inc.
Fort Lee, NJ
We consent to the incorporation by reference in the Registration Statement of ORBCOMM Inc. on Form S-3 (No. 333-175577) of our report dated July 13, 2011, relating to the financial statements of StarTrak Systems, LLC appearing in this Amendment No. 1 to Current Report on Form 8-K/A of ORBCOMM Inc.
/s/ SEMPLE, MARCHAL & COOPER, LLP
Phoenix, Arizona
August 1, 2011